EXHIBIT 16.1

PricewaterhouseCoopers LLP Letterhead
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                                                      PricewaterhouseCoopers LLP
                                                      Suite 1600
                                                      Ten Almaden Blvd.
                                                      San Jose CA 95113
                                                      Telephone (408) 817 3700
                                                      Facsimile (408) 817 5050






June 10, 2004


Securites and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We have read the statements made by VA SOFTWARE CORPORATION (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of, Form 8-K as part of the Company's Form 8-K report dated June 3, 2004. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,



PricewaterhouseCoopers LLP